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                                EXHIBIT 3.103.2


                                  AMENDMENT TO

                            CERTIFICATE OF FORMATION

                                       OF

                      OFFSHORE TELEVISION COMPANY, L.L.C.


     Offshore Television Company, L.L.C., a limited liability company organized under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending its Certificate of Formation filed with the office of the Secretary of State of Delaware on February 15, 1996, hereby certifies that effective March 21, 1996 its Certificate of Formation is amended to read as follows:

     1. The name of the Company is Ocean State Television, L.L.C.

     IN WITNESS WHEREOF, this Amendment to the Certificate of Formation has been duly executed as of the 21st day of March, 1996.

                                     Ocean State Television, L.L.C.


                                     By: /s/ Michael D. Basile
                                     -------------------------
                                     Michael D. Basile, Esq.
                                     Authorized Person


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                            CERTIFICATE OF FORMATION

                                       OF

                      OFFSHORE TELEVISION COMPANY, L.L.C.


1. NAME

     The name of the limited liability company is Offshore Television Company, L.L.C. (the "LLC").

2. REGISTERED OFFICE AND AGENT

     The address of the LLC's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the LLC's registered agent at such address is The Corporation Trust Company.

3. AUTHORIZED PERSON

     The name and address of the authorized person is:

                     Michael D. Basile, Esq.
                     Dow, Lohnes & Albertson
                     1200 New Hampshire Avenue, N.W.
                     Suite 800
                     Washington, DC 20036

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Offshore Television Company, L.L.C. this 14th day of February, 1996.



                                     By: /s/Michael D. Basile
                                     --------------------------------
                                          authorized person



TPA3-559344